23 (j)
Consent of Independent Accounting Firm

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CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 29, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Report of AEGON/Transamerica Series Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Certified Public Accountants” in such Registration Statement.
PricewaterhouseCoopers LLP/s/
Tampa, FL
April 29, 2008

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